SPORTS FIELD HOLDINGS, INC

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2013 and 2012

SPORTS FIELD HOLDINGS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Sports Field Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Sports Field Holdings, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years ended December 31, 2013 and 2012. Sports Field Holdings, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Field Holdings, Inc. as of as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

June 17, 2014

F-2

SPORTS FIELD HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31	December 31,
	2013	2012

ASSETS
Current assets
Cash	$475	$-
Accounts receivable, net	14,874	233,544
Costs and estimated earnings in excess of billings	8,115	-
Inventory	65,942	-
Prepaid expenses and other current assets	20,400	8,750
Total current assets	109,806	242,294

Property, plant and equipment, net	366,604	155,852

Loans receivable, related party	56,385
Deposits	15,000	-

Total assets	$547,795	$398,146

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Cash overdraft	$6,727	$9,387
Accounts payable and accrued expenses	968,834	206,949
Billings in excess of costs and estimated earnings	39,843	7,613
Loans payable, related party	26,927	45,782
Promissory notes payable	650,000	-
Notes payable, short term portion	48,050	21,433
Total current liabilities	1,740,381	291,164

Notes payable, long term portion	165,721	92,455
Total liabilities	1,906,102	383,619

Stockholders' (deficit) equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 8,885,000 and 7,475,000 issued and outstanding as of December 31, 2013 and 2012, respectively	8,885	7,475
Additional paid in capital	1,735,813	123,750
Common stock subscription receivable	(4,500)	95,000
Accumulated deficit	(3,098,505)	(211,698)
Total stockholders' (deficit) equity	(1,358,307)	14,527

Total liabilities and stockholders' (deficit) equity	$547,795	$398,146

See the accompanying notes to these consolidated financial statements

F-3

SPORTS FIELD HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2013	2012
Revenue
Contract revenue	$1,260,391	$1,405,867
Service revenue	-	55,823
Total revenue	1,260,391	1,461,690

Cost of sales
Contract cost of sales	1,118,204	1,072,601
Service cost of sales	-	55,529
Total cost of sales	1,118,204	1,128,130

Gross profit	142,187	333,560

Operating expenses
Selling, general and administrative	2,599,336	509,760
Depreciation	77,341	9,000
Total operating expenses	2,676,677	518,760

Net loss from operations	(2,534,490)	(185,200)

Other income (expense)
Interest, net	(77,357)	-
Gain on trade in of proprty, plant and equipment	7,180	-
Forfeit on deposit of land	(75,000)
Separation expense	(207,140)	-

Net loss before income taxes	(2,886,807)	(185,200)

Provision for income taxes (benefit)	-	-

Net loss	$(2,886,807)	$(185,200)

Loss per common share, basic and diluted	$(0.32)	$(0.03)

Weighted average common shares outstanding, basic and diluted	9,000,134	6,617,760

See the accompanying notes to these consolidated financial statements

F-4

SPORTS FIELD HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY

Years Ended December 31, 2013 and 2012

					Additional	Common
	Preferred stock		Common stock		Paid in	Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	Subscription	Deficit	Total
Balance, December 31, 2011	-	-	6,225,000	6,225	-	-	(26,498)	(20,273)
Shares issued for services	-	-	1,250,000	1,250	123,750	-	-	125,000
Proceeds from common stock subscription	-	-	-	-	-	95,000	-	95,000
Net loss	-	-	-	-	-	-	(185,200)	(185,200)
Balance, December 31, 2012	-	$-	7,475,000	$7,475	$123,750	$95,000	$(211,698)	$14,527
Shares issued for services	-	-	1,983,000	1,983	1,261,017	-	-	1,263,000
Capital contributed by shareholder	-	-	-	-	18,973	-	-	18,973
Cancellation of founders' shares		-	(2,079,000)	(2,079)	2,079	-	-	-
Settlement agreement	-	-	201,000	201	200,799		-	201,000
Proceeds from common stock subscriptions	-	-	-	-	-	31,000	-	31,000
Shares issued for common stock subscriptions	-	-	1,305,000	1,305	129,195	(130,500)	-	-
Net loss	-	-	-	-	-	-	(2,886,807)	(2,886,807)
Balance, December 31, 2013	-	$-	8,885,000	$8,885	$1,735,813	$(4,500)	$(3,098,505)	$(1,358,307)

See the accompanying notes to these consolidated financial statements

F-5

SPORTS FIELD HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,886,807)	$(185,200)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	77,341	9,000
Gain on sale of equipment	(7,180)	-
Forfeit on deposit of land option	75,000	-
Common stock issued for services rendered	1,263,000	125,000
Common stock issued for settlement agreement	201,000	-
Changes in operating assets and liabilities:
Cash overdraft	(2,660)	9,387
(Increase) decrease in accounts receivable	218,670	(2,544)
Increase in prepaid expenses	(11,650)	(8,750)
(Increase) in inventory	(65,942)	-
Increase (decrease) in accounts payable	761,885	(123,866)
Decrease in costs and estimated earnings in excess of billings	24,115	58,895
Net cash used in operating activities	(353,228)	(118,078)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans Issued	(56,385)	-
Deposit on land option	(75,000)	-
Deposit on acquisition candidate	(15,000)	-
Purchase of equipment	(135,769)	(25,285)
Net cash used in investing activities	(282,154)	(25,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory notes	650,000	-
Proceeds from common stock subscriptions	31,000	95,000
Repayments of notes payable	(26,288)
Proceeds (repayments) of related party advances	(18,855)	45,782
Net cash provided by financing activities	635,857	140,782

Increase (decrease) in cash	475	(2,581)
Cash, beginning of period	-	2,581

Cash, end of period	$475	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$77,357	$-
Taxes	$-	$-

Non cash investing and financing activities:
Cancellation of founder shares	$2,079	$-
Common stock issued for subscriptions	$130,500	$-
Trade-in of property, plant and equipment	$50,489	-
Property, plant and equipment acquired under notes payable and contributed capital	$56,430	$113,888

See the accompanying notes to these consolidated financial statements

F-6

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 –DESCRIPTION OF BUSINESS

Sports Field Holdings, Inc. (“the Company”, “Sports Field Holdings”, “we”, “our”, or “us”) is a Nevada corporation formed September 7, 2012. Effective September 7, 2012, the Company acquired all of the membership interests and operations of Sports Field Contractors, LLC, an Illinois limited liability company formed July 7, 2011 in exchange for 6,225,000 shares of the Company’s common stock. The former members of Sports Field Contractors, LLC owned all the Company’s common stock after the acquisition. All equity accounts have been retrospectively recast as a result of the acquisition. Sports Field Contractors, LLC is referred to as our predecessor in these financial statements. The historical financial statements of the Company are those of the LLC.

The Company, through its wholly owned subsidiary, Sports Field Contractors, LLC, is a product development, engineering, manufacturing and construction company that designs, engineers and builds athletic facilities, as well as supplies its own proprietary technologically advanced, patent-pending synthetic turf products to the industry. The Company is headquartered in Pawnee, Illinois.

Our consolidated financial statements include the accounts of Sports Field Holdings, Inc. and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Revenues and Cost Recognition

Revenues from construction contracts are included in contract revenue in the consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined. An amount equal to contract costs incurred that are attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amount were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Service Revenues are recorded when the service is provided and when collection can be reasonably assured.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

F-7

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 5 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Inventory

Inventory consists entirely of raw materials value at the lower of cost (first-in, first out) or market.

Income Taxes

The Company recognizes income on its construction contracts for income tax purposes using the cash basis method, whereas for financial statement purposes the Company uses the percentage-of-completion method. Under the cash basis method revenues are recognized when received rather than when earned, and costs are recognized when cash is disbursed rather than when the obligation is incurred.

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The differences relate primarily to net operating loss carryforward from date of acquisition and to the use of the cash basis of accounting for income tax purposes. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits.

Prior to the acquisition, Sports Field Contractors, LLC was a limited liability company. As a result, the Company’s income for federal and state income tax purposes was reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the predecessor Company.

Stock-Based Compensation

All stock-based payments to employees and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit

F-8

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts. As of December 31, 2013 and 2012, the Company’s accounts receivable balance was $14,874 and $233,544, respectively, and the allowance for doubtful accounts is $0 in each period.

Warranty Costs

The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore the Company does not believe a warranty reserve is required as of December 31, 2013 and, 2012.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Net Income (Loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. As of December 31, 2013, the Company had 1,300,000 common stock equivalent shares outstanding, resulting from convertible debt.

Significant Customers

At December 31, 2013, the Company had four customers representing 11%, 24%, 47% and 18% of the total accounts receivable balance. At December 31, 2012, the Company had one customer representing 83% of total accounts receivable.

For the twelve months ended December 31, 2013, the company had two customers that represented 46% and 25% of the total revenue and for the twelve months ended December 31, 2012, the Company had three customers that represented 27%, 29% and 39% of the Company’s total revenues.

F-9

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. Accounting Standards Update 2014-09. The amendments in this Update are effectively for the Company for annual reporting periods beginning after 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the consolidated financial statements.

Note 3 – Liquidity

At December 31, 2013, the Company had a cash balance of approximately $475 and a working capital deficiency of approximately $1,630,575. In 2013, the Company had a net loss of $2,886,807. Although the Company had a net loss for the year ended December 31, 2013, in the first quarter of 2014, the Company raised common stock resulting in gross proceeds of $5,000,000. As of March 31, 2014, the Company’s cash balance was $2,854,537. The Company expects to operate at a burn rate of approximately $80,000 per month for the remainder of 2014. The Company believes it has sufficient cash on hand to meet its operating needs throughout the remainder of 2014.

NOTE 4 – COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

Following is a summary of costs, billings, and estimated earnings on contracts in process as December 31, 2013 and, 2012:

December 31,	2013	2012
Costs incurred on contracts in progress	$558,092	$-
Estimated earnings	57,688	-
	615,780	-
Less billings to date	(647,508)	(7,613)
	$(31,728)	$(7,613)

The above accounts are shown in the accompanying consolidated balance sheet under these captions at December 31, 2013 and 2012:

December 31,	2013	2012
Costs and estimated earnings in excess of billings	$8,115	$-
Billings in excess of costs and estimated earnings	(39,843)	(7,613)
	$(31,728)	$(7,613)

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment consist of the following:

December 31,	2013	2012
Vehicles	$214,560	$147,131
Furniture and equipment	220,063	18,155
Total	434,623	165,586
Less: accumulated depreciation	(68,019)	(9,734)
	$366,604	$155,282

F-10

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Depreciation expense for the years ended December 31, 2013 and 2012 was $77,341 and $9,000, respectively.

NOTE 6 – DEPOSITS

Deposits at December 31, 2013 are comprised of a $15,000 deposit on an acquisition candidate.

In May 2013, the Company entered into a contract to purchase property in Springfield, Illinois. The purchase price was $1,050,000, and was payable in several installments. The Company paid the first three installments totaling $75,000. Prior to the closing date, the Company defaulted under the contract by failing to pay the fourth installment payment. In accordance with the contract, the seller terminated the contract and the Company forfeited the $75,000 in payments made under the contract. The forfeiture is classified as forfeit on deposit of land in the statement of operations.

NOTE 7 – PROMISSORY NOTES PAYABLE

During the year ended December 31, 2013, the Company issued an aggregate of $650,000 convertible promissory notes due six months from the issuance date, subsequently extended to January 31, 2014, with 15% per annum interest commencing on the date the Company receives funding, as defined. The convertible promissory notes are convertible into the Company’s common stock at $0.50 per share on or after the funding date, as defined. Accrued interest at December 31, 2013 was $66,523.

The Company did not record an embedded beneficial conversion feature in the note since the fair value of the common stock did not exceed the conversion rate at the date of issuance.

NOTE 8 – NOTES PAYABLE

In December of 2012, the Company entered into two note agreements to fund fixed asset purchases. The notes mature on December 20, 2017 and bear interest at .84% and 0% per annum, respectively; with aggregate monthly payments of $2,046. The Company has imputed an interest rate of 3% on the loans.

On August 28, 2013, the Company entered into a note agreement to fund a fixed asset purchase. The note matures on August 28, 2018, and bears interest at 0.83% per annum with monthly payments of $1,396.

On September 13, 2013, the Company entered into a note agreement to fund the purchase of a vehicle. The note matures on September 13, 2015 and bears interest at 5.09% per annum with monthly payments of $709.

On December 3, 2013, the Company traded in one of the two fixed assets purchased in December of 2012 for a new fixed asset. The value of the trade-in was $50,489, resulting in a gain of $7,180 as reported in the statement of operations. The note on the new fixed assets matures on December 3, 2017 and bears interest at 0% per annual with monthly payments of $1,361.

Future maturities for long-term debt as of December 31, 2013 are as follows:

Year ended December 31,	Amount
2014	$48,050
2015	47,844
2016	49,457
2017	51,129
2018	17,291
$213,771

F-11

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 9- STOCKHOLDERS EQUITY (DEFICIT)

There is not a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in the determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to independent qualified investors and other factors. Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 31, 2013 and 2012, the Company has -0- shares of preferred stock issued and outstanding.

Common Stock

The Company has authorized 100,000,000 shares of common stock, with a par value of $0.001 per share. As of December 31, 2013 and December 31, 2012, the Company has 8,885,000 and 7,475,000 shares of common stock issued and outstanding, respectively.

During the year ended December 31, 2012, the Company issued 1,250,000 shares of its common stock for services rendered. The common stock was valued at $0.10 per share at the time of the issuance.

During the year ended December 31, 2013, the Company issued 1,983,000 shares of its common stock for services rendered. The common stock was valued at $0.10 per share at the time of the issuance for 800,000 shares and the common stock was valued at $1.00 per share at the time of issuance for the other 1,183,000 shares.

During the year ended December 31, 2013, the Company issued 1,305,000 shares of its common stock for common stock subscriptions received at $0.10 per share.

During the year ended December 31, 2013, 201,000 shares of common stock were issued as part of a settlement agreement. The common stock was valued at $1.00 per share.

During the year ended December 31, 2013, 2,079,000 shares of common stock form from one of the founding members of the Company were cancelled.

NOTE 10 – NET INCOME (LOSS) PER SHARE

Net losses are divided by the weighted average number of common shares outstanding during the year to calculate basic net loss per common share. Diluted net income (loss) per common share is calculated to give effect of any common stock equivalents, such as stock options, warrants or convertible debt. For the year ended December 31, 2013, 1,300,000 potentially outstanding shares of common stock from embedded conversion features in the promissory notes were excluded from the diluted net income (loss) per share calculation as they were anti-dilutive. For the year ended December 31, 2012, the Company did not have any common stock equivalents.

The following table sets forth the computation of basic and diluted (loss) income per share:

Years ended December 31,	2013	2012
Numerator
Net (loss)	$(2,886,807)	(185,200)

Denominator	9,000,134	6,617,760
Basic and diluted net loss per share	$(0.32)	$(0.03)

F-12

SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company has advanced funds to the Company’s officers and stockholders of a company under common control for travel related and working capital purposes. The loans are due on demand and bear no interest. As of December 31, 2013 and 2012, there were $56,385 and $0 in advances receivable, respectively, and were reported as loans receivable, related party on the balance sheet.

During the years ended December 31, 2013 and 2012, the Company utilized All Synthetics Group, a company under the control of Jeremy Strawn, one of the Company’s former officers and directors, to acquire products and services where vendor purchase lines had been previously established. For the years ended December, 2013 and 2012, the Company purchased an aggregate of $27,818 and $262,282 through All Synthetics Group. As of December 31, 2013 and 2012, the Company had $26,927 and $45,782 in advances payable, respectively, and were reported as loans payable, related party on the balance sheet.

The Company leased space for operations on a month to month basis with undefined payment terms from Jeremy Strawn, the Company’s former President and former member of the Board of Directors.  Rent expense for the years ended December 31, 2013 and 2012 was $23,465 and $2,840, respectively.

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows the provisions of ASC 825-10 “Financial Instruments.”  For financial assets and liabilities included within the scope of ASC 825-10, the Company was required to adopt the provisions of ASC 825-10 prospectively as of the beginning of Fiscal 2011.  The adoption of ASC 825-10 did not have a material impact on our consolidated financial position or results of operations.

There were no items required to be measured at fair value on a recurring basis in the consolidated financial statements as of December 31, 2013 and 2012.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The agreements are generally for month to month terms from inception and renewable automatically unless either the Company or Consultant terminates such engagement by written notice.

Placement Agent and Finders Agreements

The Company entered into an exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective November 20, 2013 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, Spartan will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $5 million of the Company’s equity securities (the “Securities”) and a reverse merger.

The Company upon closing of the Financing shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Spartan at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of Common Stock paid by investors in the Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

Along with the above fees, the Company shall pay (i) a $10,000 engagement fees upon execution of the agreement, (ii) 3% of the gross proceeds raised for expenses incurred by Spartan in connection with this Financing, together with cost of background checks on the officers and directors of the Company and (iii) a monthly fee of $10,000 for 24 months contingent upon Spartan successfully raising $3.5 million under the Financing.

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SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 14 - INCOME TAXES

For the periods from inception, July 7, 2011 through the date of acquisition of September 7, 2012, the Company reported its income under Sports Field Contractors, LLC, a limited liability company. As a result, the Company’s income for federal and state income tax purposes were reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the predecessor Company through the date of acquisition.

Per FASB ASC 740-10, disclosure is not required of an uncertain tax position unless it is considered probable that a claim will be asserted and there is a more-likely-than-not possibility that the outcome will be unfavorable. Using this guidance, as of December 31, 2013, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.  The Company's 2013, 2012 and 2011 Federal and State tax returns remain subject to examination by their respective taxing authorities. Neither of the Company's Federal or State tax returns are currently under examination.

Components of deferred tax assets are as follows:

	December 31,
	2013	2012
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$678,921	$50,015
Depreciation	(33,813)	(23,828)
Less valuation allowance	(645,108)	(26,187)
Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended
	December 31,
	2013	2012
U.S. statutory federal tax rate	(34.0)%	(34.0)%

State income taxes, net of federal tax benefit	(3.1)%	(3.9)%

Shares issued for services	14.9%	22.9%

Shares issued in a settlement agreement	2.4%	0.0%

Other permanent differences	(1.5)%	0.8%

Change in valuation allowance	21.4%	14.1%

Effective income tax rate	0.0%	0.0%

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SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

The Company has available at December 31, 2013 unused federal and state net operating loss carry forwards totaling approximately $3,001,000 that may be applied against future taxable income that expire through 2023. Management believes it is more likely than not that all of the deferred tax asset will not be realized.  A valuation allowance has been provided for the entire deferred tax asset.

NOTE 15 – SUBSEQUENT EVENTS

Conversion of Promissory Notes

On January 31, 2014, the holders of the promissory notes exercised the option to convert principal of $267,344 and accrued interest of $66,344 to common stock of the Company. As a result of this conversion, the Company issued 667,375 shares of common stock and paid the note holders a total of $391,183.

Shares Issued for Services

In March 2014, 350,000 shares of common stock valued at $350,000 were issued to a law firm for legal services provided to the Company.

Private Placement

During the three months ended March 31, 2014, the Company sold 5,000,000 shares of common stock to investors in exchange for $5,000,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $695,627. In addition, 500,000 five year warrants with an exercise price of $1.00 were issued to the placement agent. The Company valued the warrants at $204,759 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

In valuing the warrants issued, the Company used the following assumptions:

•	The stock price was based upon the issuance price the in private placement, or $1.00 per share.

•	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. The risk free rate had a range of 1.49%-1.64%.

•	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was $0.

•	The warrant term is the life of the warrant, which was five years.

•	The expected volatility was benchmarked against similar companies in a similar industry. The expected volatility used was 45%.

•	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

Operating Leases

On April 1, 2014, the Company entered into a new lease agreement for its office space in Massachusetts. The lease commenced on that date and expires on March 31, 2017. The lease has monthly payments of $2,115, $2,151 and $2,188 for year one, two and three, respectively. The Company was required to pay a security deposit to the lessor totaling $6,418.

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SPORTS FIELD HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Future minimum payments of the Company’s leases are as follows:

For the years ending March 31,
2015	$25,375
2016	25,813
2017	26,250
$77,438

Litigation

On May 5, 2014, Sports Field was named as a defendant in a civil lawsuit in the Circuit Court of the Seventh Judicial Circuit in Sangamon County, Illinois. Sallenger Incorporated, as plaintiff, is making certain claims against the Company in connection with a mechanics lien and for unjust enrichment. The Company is currently evaluating the claims and is resolved to adamantly defend its rights.

New Subsidiaries

On May 13, 2014, The Board of Directors ratified the incorporation of Sports Field Engineering, Inc. and Athletic Construction Enterprises, Inc., which will become subsidiaries of the Company.

Employment Separation Agreements

On May 13, 2014, the employment of William Michaels was terminated.

On May 22, 2014, the Company entered into a separation agreement (the “Agreement”) with Jeremy Strawn, the President of the Company. According to the Agreement, Mr. Strawn will resign his position as the President of the Company as well as all positions held on the Board of Directors and committees. Upon execution of the Agreement, Mr. Strawn retained 10% of the initial shares issued or 207,900 shares awarded according to the original employment agreement signed in November 2013. In addition to these shares, Mr. Strawn will be issued an additional 192,100 shares. Following the effective date of the Agreement, Mr. Strawn shall be retained as a selling partner for the Company’s Midwest Region and shall receive between 3% and 5% commission on all sales referred to the Company. In addition, Mr. Strawn will also be assigned title and ownership to various equipment held by the Company.

F-16